                                                                   EXHIBIT 99.03

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

                            SALES REVENUE BY SEGMENT

                                                              SECOND QUARTER, 2002
                                     ---------------------------------------------------------------------
(Dollars in millions)                CASPI           PCI              SP           POLYMERS         FIBERS
                                     -----           ----            ----          --------         ------
External sales                       $412            $278            $133            $400            $172
Interdivisional sales                  14             107              17              11              17
                                     ----            ----            ----            ----            ----
    Total                            $426            $385            $150            $411            $189
                                     ====            ====            ====            ====            ====

                                                           FIRST SIX MONTHS, 2002
                                     ---------------------------------------------------------------------
                                     CASPI           PCI              SP           POLYMERS         FIBERS
                                     -----           ----            ----          --------         ------
External sales                       $777            $539            $253            $741            $321
Interdivisional sales                  26             195              32              23              38
                                     ----            ----            ----            ----            ----
    Total                            $803            $734            $285            $764            $359
                                     ====            ====            ====            ====            ====

                                                               SECOND QUARTER, 2001
                                     ---------------------------------------------------------------------
                                     CASPI           PCI              SP           POLYMERS         FIBERS
                                     -----           ----            ----          --------         ------
External sales                       $394            $296            $141            $399            $172
Interdivisional sales                  --              --              --              --              --
                                     ----            ----            ----            ----            ----
    Total                            $394            $296            $141            $399            $172
                                     ====            ====            ====            ====            ====

                                                            FIRST SIX MONTHS, 2001
                                     ---------------------------------------------------------------------
                                     CASPI           PCI              SP           POLYMERS         FIBERS
                                     -----           ----            ----          --------         ------
External sales                       $722            $595            $277            $840            $312
Interdivisional sales                  --              --              --              --              --
                                     ----            ----            ----            ----            ----
    Total                            $722            $595            $277            $840            $312
                                     ====            ====            ====            ====            ====

---------------
Effective January 1, 2002, sales revenue includes interdivisional sales which are eliminated in consolidation. Sales revenue for 2001 represents sales to third parties only.


                                      61